RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             A. O. SMITH CORPORATION


        1. The name of the corporation is A. O. Smith Corporation (the "Corporation"). The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was July 9, 1986.

        2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation to read as herein set forth in full:

                                    ARTICLE 1

        The name of the corporation is "A. O. SMITH CORPORATION."

                                    ARTICLE 2

        The address of the corporation's Registered Office in the State of Delaware is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, City of Wilmington, County of New Castle. The name of its Registered Agent at such address is The Prentice-Hall Corporation System, Inc.

                                    ARTICLE 3

        The nature of the business or purposes to be conducted or promoted are:

        (A)  1.   To manufacture, buy, sell, export, import and generally
   deal in all kinds of manufactured products and materials therefor, and in particular, steel and iron products and materials therefor.

             2. To carry on the business of mining, milling, concentrating, converting, smelting, treating, preparing for market, manufacturing, buying, selling, exchanging and otherwise producing and dealing in gold, silver, copper, lead, zinc, brass, iron, steel and all kinds of ores, metals and minerals and the products and by-products thereof. Without in any way limiting the foregoing to search for, prospect and explore for ores and minerals and to locate mining claims, grounds or lodes in the United States of America or the states or territories thereof or in other countries and record the same pursuant to the mining laws of the said United States or the states or territories thereof or other countries.

             3. To manufacture, buy, sell, lease and deal in machinery for mining and other uses and to buy or otherwise acquire, apply for, sell, deal in, trade and let to lease upon rents or royalties and patents or patent rights on machinery, tools or equipment which may be used in mining and to conduct a general mining and manufacturing business.

             4. In general, but in connection with the purposes set forth in this Article 3, to carry on any other business, whether manufacturing or otherwise, and to have and exercise all the powers conferred by the laws of Delaware upon secular corporations.

        (B) To apply for, obtain, register, purchase, lease, or otherwise acquire, and to hold, own, use, operate and introduce, and to sell, assign or otherwise dispose of letters patent, licenses, trademarks, trade names, and any and all inventions, improvements and processes used in connection with, or secured under letters patent of the United States of America or of any other country or government and pending applications therefor, including any interest therein, and to grant licenses in respect thereto, or otherwise turn the same to the use and account of the corporation.

        (C) To acquire by purchase, lease or otherwise, upon such terms and conditions and in such manner as the board of directors of the corporation shall determine or agree to, and to the extent which the same may be allowed by the Delaware General Corporation Law, all or any part of the property, real and personal, tangible or intangible, of any nature whatsoever, including the good will, business and rights of all kinds, or any other corporation or of any person, firm or association, which may be useful or convenient in the business of the corporation, and to pay for the same in cash, stocks, bonds or in other securities of this corporation, or partly in cash and partly in such stocks, bonds or in other securities, or in such other manner as may be agreed, and to hold, possess and improve such properties, and to conduct in any legal manner the whole or any part of the business so acquired, and to pledge, mortgage, sell or otherwise dispose of the same.

        (D) To borrow money, and, from time to time, to make, accept, endorse, execute and issue bonds, debentures, promissory notes, bills of exchange and other obligations of the corporation for moneys borrowed or in payment for property acquired or for any of the other objects or purposes of the corporation or its business, and as permitted by law to secure the payment of any such obligations by mortgage, pledge, deed, indenture, agreement or other instrument of trust, or by other lien upon, assignment of or agreement in regard to, all or any part of the property, rights, privileges or franchises of the corporation wheresoever situated, whether now owned or hereafter to be acquired.

        (E) To acquire by purchase, subscription or otherwise, and to hold and own and to sell, assign, transfer, pledge or otherwise dispose of the stock, or certificates of interest in shares of stocks, bonds, debentures, obligations and other evidences of indebtedness of any other corporation, domestic or foreign, and to issue in exchange therefor the stock, bonds, or other obligations of the corporation and while the owner of any such stock, certificates of interest in shares of stock, bonds, debentures, obligations and other evidences of indebtedness, to possess and exercise in respect thereof all of the rights, powers and privileges of ownership, including the right to vote thereon, and also in the manner, and to the extent, now or hereafter authorized or permitted by the laws of the State of Delaware, to purchase, acquire, own and hold and to dispose of (except as herein otherwise expressly provided) the stock, bonds or other evidences of indebtedness of the corporation; and to organize or cause to be organized under the laws of any state or other government, corporations, companies, associations, trusts, partnerships and other organizations for any lawful purpose, and to dissolve, liquidate, wind up, reorganize, merge or consolidate the same or cause the same to be dissolved, liquidated, wound up, reorganized, merged or consolidated.

        (F) To the extent permitted by law, guarantee the payment of dividends on, or the payment or principal of or interest on, any stocks, bonds, notes, debentures, or other securities or obligations of any individual, corporation, company, association, trust, partnership or other organization in which the corporation has an interest or any of whose securities it owns; to the extent permitted by law, to become surety for and to guarantee the carrying out or performance of contracts of every kind and character of any individual, corporation, company, association, trust, partnership of other organization in which the corporation has an interest or any of whose securities it owns; and to aid in any lawful manner any individual, corporation, company, association, trust, partnership or other organization in which the corporation has an interest or any of whose securities it owns.

        (G) To execute and deliver general or special powers of attorney to individuals, corporations, companies, associations, trusts, partnerships and other organizations, whether public or private, as the board of directors shall determine.

        (H) In general to do any or all of the things hereinbefore set forth, and such other things as are incidental or conducive to the attainment of the objects and purposes of the corporation, as principal, factor, agent, contractor or otherwise, either alone or in conjunction with any person, firm, association or corporation, and in carrying on its business and for the purpose of attaining or furthering any of its objects to make and perform contracts, and to do such acts and things and to exercise any and all such powers to the same extent as a natural person might or could lawfully do to the extent allowed by law.

        (I) To have one or more offices and to carry on its operations and transact its business within and without the State of Delaware, and, without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the states, districts, territories or dependencies of the United States, and in any and all foreign countries, subject always to the laws of such state, district, territory, dependency or foreign country.

        The foregoing clauses shall each be construed as both purposes and powers, and the matters expressed in each clause shall, except as otherwise expressly provided, be in no wise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

                                    ARTICLE 4

        The aggregate number of shares which the corporation has the authority to issue shall be seventy-seven million (77,000,000) shares, consisting of:

        (a) fourteen million (14,000,000) shares designated as "Class A Common Stock," with a par value of Five Dollars ($5) per share;

        (b) sixty million (60,000,000) shares designated as "Common Stock," with a par value of One Dollar ($1) per share; and

        (c) three million (3,000,000) shares designated as "Preferred Stock," with a par value of One Dollar ($1) per share.

        Any and all such shares of Class A Common Stock, Common Stock and Preferred Stock may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the board of directors. Upon any distribution of authorized but unissued shares to stockholders, the part of the surplus of the corporation (not less than the par value of such shares) which is concurrently transferred to stated capital shall be deemed the consideration for the issue of such shares. Any and all such shares so issued, the full consideration for which has been paid, delivered or so transferred, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments except as otherwise provided by applicable law of the State of Delaware or any other state in which the corporation holds a certificate of authority to do business. The relative rights, preferences and limitations of each class shall be as follows:

   (A)  Class A Common Stock and Common Stock

        Except as provided in this Article 4, the Class A Common Stock and the Common stock shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

        (1)  Dividends; Combinations; and Subdivisions.

             (a) The holders of the Class A Common Stock and Common Stock shall be entitled to receive, when and as declared by the board of directors, such dividends including share distributions (as defined in paragraph (A)(1)(b)) as may be declared from time to time by the board of directors subject to any limitations applicable by law of the State of Delaware, to the rights of the holders of the Preferred Stock, and to the following limitation. Whenever a dividend which is not a share distribution is paid to the holders of Class A Common Stock, the corporation shall also pay to the holders of Common Stock a dividend per share at least equal to the dividend per share paid to the holders of the Class A Common Stock. The corporation may pay dividends which are not share distributions to holders of Common Stock in excess of dividends paid, or without paying dividends, to holders of Class A Common Stock.

             (b) If at any time a distribution is to be paid in Class A Common Stock or Common Stock (a "share distribution"), such share distribution may be declared and distributed only as follows:

                  (i) Shares of one class of either the Class A Common Stock or the Common Stock (the "first class") may be distributed on shares of that class, provided that there is declared and paid a simultaneous distribution of shares of the other class of stock (the "second class") to the holders of the second class which simultaneous distribution shall consist of a number of shares of the second class equal on a per share basis to the number of shares of the first class which are distributed to holders of the first class.

                  (ii) Subject to any limitations of the laws of the State of
                       Delaware, shares of the first class may be distributed on shares of the second class, provided that there is declared and paid a simultaneous distribution of shares of the first class to holders of shares of the first class which simultaneous distribution shall consist of a number of shares of the first class equal on a per share basis to the number of shares of the first class which are distributed to holders of the second class.

             (c) The corporation shall not combine or subdivide shares of the first class without making a simultaneous combination or subdivision of shares of the second class which is equal on a per share basis to the combination or subdivision of the shares of the first class.

   (2)  Voting.

        Voting power shall be divided between the Class A Common Stock and the Common Stock as follows:

        (a) With respect to the election of directors, holders of the Common Stock, voting as a separate class, shall be entitled to elect that number of directors which constitutes 25% of the authorized number of members of the board of directors and, if such 25% is not a whole number, then the holders of the Common Stock shall be entitled to elect to the nearest higher whole number of directors that is at least 25% of such membership. Holders of Class A Common Stock, voting as a separate class but subject to any voting rights which may be granted to holders of Preferred Stock, shall be entitled to elect the remaining directors.

        (b) The holders of Class A Common Stock shall be entitled to vote as a separate class but subject to any voting rights which may be granted to holders of Preferred Stock, on the removal with or without cause, of any director elected by the holders of Class A Common Stock, and the holders of Common Stock shall be entitled to vote as a separate class on the removal, with or without cause, of any director elected by the holders of Common Stock.

        (c) In the discretion of the board of directors, (i) any vacancy in the office of a director elected by the holders of the Class A Common Stock may be filled by a vote of such holders, voting as a separate class but subject to any voting rights which may be granted to holders of Preferred Stock, and any vacancy in the office of a director elected by the holders of the Common Stock may be filled by a vote of such holders, voting as a separate class, or (ii) in the case of a vacancy in the office of a director elected by either class, such vacancy may be filled by the remaining directors. Any director elected by the board of directors to fill a vacancy shall serve until the next Annual Meeting of Stockholders and until his successor has been elected and has qualified. If permitted by the By-Laws, the board of directors may (i) increase the number of directors and any vacancy so created may be filled by the board of directors, or
             (ii) decrease the number of directors; provided that, so long as the holders of Common Stock had the rights provided in paragraph
             (A)(2)(a) of this Article 4 in respect of the last Annual Meeting of Stockholders, the board of directors may be so enlarged (or so decreased) only to the extent that at least 25% of the enlarged (or decreased) board consists of directors elected by the holders of the Common Stock or by directors appointed to fill vacancies created by the death, resignation or removal of directors elected by the holders of the Common Stock.

        (d) The Common Stock will not have the right to elect directors set forth in paragraphs (A)(2)(a) and (A)(2)(c) of this Article 4, if, on the record date of any stockholder meeting at which directors are to be elected, the number of issued and outstanding shares of Common Stock is less than 10% of the aggregate number of issued and outstanding shares of Class A Common Stock and Common Stock. In such case, all directors to be elected at such meeting shall be elected by holders of Class A Common Stock and Common Stock, voting together as a single class but subject to any voting rights which may be granted to holders of Preferred Stock, provided that with respect to said election, the holders of Class A Common Stock shall have one vote per share and holders of Common Stock shall have one-tenth vote per share. The Class A Common Stock will not have the right to elect directors set forth in paragraphs (A)(2)(a) and
             (A)(2)(c) of this Article 4, if, on the record date for any stockholder meeting at which directors are to be elected, the number of issued and outstanding shares of Class A Common Stock is less than 12.5% of the aggregate number of issued and outstanding shares of Class A Common Stock and Common Stock. In such case, holders of Common Stock, voting as a separate class, shall have the right to elect 25% of the members of the board of directors as provided in paragraph (A)(2)(a) of this Article 4, and holders of Class A Common Stock and Common Stock voting together as a separate class but subject to any voting rights which may be granted to holders of Preferred Stock, shall be entitled to elect the remaining directors, provided that with respect to said election, the holders of Class A Common Stock shall have one vote per share and the holders of Common Stock shall have one-tenth vote per share.

        (e) Subject to the provisions of section (D) of this Article 4, the holders of Class A Common Stock and Common Stock shall in all matters not specified in paragraphs (A)(2)(a), (b), (c) and (d) of this Article 4 vote together as a single class but subject to any voting rights which may be granted to holders of Preferred Stock, provided that the holders of Class A Common Stock shall have one vote per share and the holders of Common Stock shall have one-tenth vote per share.

        (f)  Notwithstanding anything in this subsection (A)(2) or in section
             (D) of this Article 4 to the contrary but subject to any voting rights which may be granted to holders of Preferred Stock, the holders of Class A Common Stock shall have exclusive voting power on all matters, at any time when no Common Stock is issued and outstanding, and the holders of Common Stock shall have exclusive voting power on all matters at any time when no Class A Common Stock is issued and outstanding.

   (3)  Conversion.

        (a) The holder of any shares of Class A Common Stock at his option will be entitled at any time to convert each share of Class A Common Stock into one share of Common Stock. Such right shall be exercised by the surrender of the shares of Class A Common Stock so to be converted to the corporation at any time during normal business hours at the office or agency then maintained by it for payment of dividends on the shares of the Class A Common Stock and the Common Stock (the "Payment Office"), accompanied by written notice of such holder's election to convert and (if so required by the corporation or any conversion agent) by instruments of transfer, in form satisfactory to the corporation and to any conversion agent, duly executed by the registered holder or by his duly authorized attorney.

        (b) As promptly as practicable after the surrender for conversion of any shares of Class A Common Stock in the manner provided in paragraph A(3)(a) of this Article 4, the corporation will deliver or cause to be delivered at the Payment Office to or upon the written order of the holder of such shares, certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A Common Stock, and all rights of the holder of such shares as a holder of such shares shall cease at such time and the person or persons in whose name or names the certificates for shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time; provided, however, that any such surrender on any date when the stock transfer books of the corporation shall be closed shall constitute the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are opened.

        (c) No adjustments in respect of dividends shall be made upon the conversion of any shares of the Class A Common Stock; provided, however, that if shares of Class A Common Stock shall be converted subsequent to the record date preceding a dividend payment on the Class A Common Stock but prior to the payment date for such dividend, the registered holder of such shares of Class A Common Stock at the close of business on such record date nonetheless shall be entitled to receive the dividend paid on such shares, if any, on such payment date notwithstanding the conversion thereof.

        (d) The corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the shares of Class A Common Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares of Class A Common Stock, provided, that nothing contained herein shall be construed to preclude the corporation from satisfying its obligations in respect of the conversion of the shares of Class A Common Stock by delivery of shares of Common Stock which are held in the treasury of the corporation.

             The corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of the Class A Common Stock will upon issue be fully paid and non-assessable and not subject to any preemptive rights, except as otherwise required by applicable law.

   (B) Preferred Stock

        (1)  Series of Preferred Stock

                  The board of directors shall have authority, by resolution or resolutions, to divide the Preferred Stock into series, to establish and designate each such series and the number of shares thereof (which number, by like action of the board of directors from time to time thereafter, may be increased except when otherwise provided by the board of directors in creating such series, or may be decreased but not below the number of shares thereof then outstanding), and to determine and fix the rights, preferences and limitations in respect of the shares of each series established prior to the issuance thereof, and the relative variations therein as between series, to the fullest extent now or hereafter permitted by applicable law of the State of Delaware, and (without limiting the generality of the foregoing) particularly with respect to:

             (a) The rate of dividend and the initial original issue date or other date from which such dividends shall be cumulative;

             (b) The price or prices, at the period or periods within, and the terms and conditions on which shares may or shall be redeemed;

             (c) The amounts payable upon shares in the event of voluntary liquidation or involuntary liquidation;

             (d) The terms of the sinking fund provisions or redemption or purchase account, if any, for the redemption or purchase of shares;

             (e) The terms and conditions on which shares may be converted into shares of Class A Common Stock or Common Stock, if the shares of any series are issued with the privilege of conversion; and

             (f) Whether or not shares shall have voting powers, and the terms and conditions upon which any voting powers may be exercised; provided that, so long as any Common Stock is outstanding, no Preferred Stock with voting powers shall have more than one vote per share nor shall any such Preferred Stock be entitled to vote with the Common Stock in the election of 25% of the members of the board of directors pursuant to paragraph (A)(2)(a) of this Article 4, on the removal of directors elected by holders of Common Stock pursuant to paragraph (A)(2)(b) of this Article 4, or in the filling of vacancies in the office of a director elected by holders of Common Stock pursuant to paragraph
                  (A)(2)(d) of this Article 4.

        Except as to the matters in respect to which variations are permitted under this subsection (B)(1), all series of the Preferred Stock of the corporation, whenever designated and issued, shall have the same rights, preferences and limitations and shall rank equally, share ratably and be identical in all respects as to all matters.

        All shares of any one series of Preferred Stock established as hereinabove authorized shall be alike in every particular, and each series thereof shall be distinctively designated by letter or descriptive words or figures.

        Any shares of Preferred Stock reacquired by the corporation by purchase or redemption, through conversion, or through the operation of any sinking fund or redemption or purchase account and which are thereafter cancelled shall have the status of authorized but unissued shares of Preferred Stock of the corporation, and, subject to the provisions of any series of the Preferred Stock, may thereafter be reissued as part of the same series or may be reclassified and reissued by the board of directors in the same manner as any other authorized but unissued shares of Preferred Stock

        (2)  Dividends.

                  Before any dividends, other than stock dividends, shall be paid or set apart for payment upon either the Class A Common Stock or the Common Stock, the holders of Preferred Stock shall be entitled to receive dividends at the rate per annum specified as to each series pursuant to paragraph (B)(1)(a), payable quarter-annually when and as declared by the board of directors.

                  Except as otherwise provided with respect to a particular
             series pursuant to paragraph (B)(1)(a), dividends shall accrue, in the case of shares of each particular series:

             (i) if issued prior to the record date for the first dividend on shares of such series, then from the date of initial original issue of shares of such series;

             (ii) if issued during the period commencing immediately after the record date for a dividend on shares of such series and terminating at the close of the payment date for such dividend, then from such last mentioned dividend payment date; and

             (iii) otherwise from the quarterly dividend payment date next preceding the date of original issue of such shares;

             provided, that if the date of initial original issue of shares of any series shall be within thirty (30) days prior to the date when the first quarter-annual dividend would otherwise be payable, the board of directors may provide that such first dividend shall be payable only at the time of payment of the dividend for the next quarter-annual period, in which case no deficiency in payment of such first dividend shall exist by reason of such deferral.

        All dividends of Preferred Stock shall be cumulative so that if the corporation shall not pay the quarterly dividend, or any part thereof, on the Preferred Stock then issued and outstanding, such deficiency in the dividend on the Preferred Stock shall thereafter be fully paid, but without interest, before any cash dividend shall be paid or set apart for payment on either the Class A Common Stock or the Common Stock.

        Any dividend paid upon the Preferred Stock at a time when any accrued dividends for any prior period are delinquent shall be expressly declared as a dividend in whole or partial payment of the accrued dividend for the earliest period for which dividends are then delinquent, and shall be so designated to each shareholder to whom payment is made.

        All shares of Preferred Stock shall rank equally and shall share ratably, in proportion to the rate of dividend fixed pursuant to paragraph
   (B)(1)(a) in respect to each such share, in all dividends paid or set aside for payment for any dividend period or part thereof upon any such shares.

        (3)  Liquidation, Dissolution or Winding Up.

                  In case of voluntary or involuntary liquidation,
             dissolution or winding up of the corporation, the holders of shares of each series of Preferred Stock shall be entitled to receive out of the assets of the corporation in money or money's worth the applicable amount specified pursuant to paragraph
             (B)(1)(c) with respect to that series of Preferred Stock, together with all accrued but unpaid dividends thereon (whether or not earned or declared), before any of such assets shall be paid or distributed to holders of Class A Common Stock or Common Stock, and if the assets of the corporation shall be insufficient to pay the holders of all of the Preferred Stock then outstanding the entire amounts to which they may be entitled, the holders of each outstanding series of the Preferred Stock shall share ratably in such assets in proportion to the amounts which would be payable with respect to such series if all amounts payable thereon were paid in full. The consolidating or merger of the corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the corporation, in pursuance of the laws of the State of Delaware and of any other applicable state providing for consolidation or merger, shall not be deemed a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of the foregoing provisions of this subsection (B)(3), unless otherwise provided pursuant to paragraph (B)(1)(c).

   (C) Preemptive Rights.

        No holder of Preferred, Class A Common Stock or Common Stock shall be entitled, as of right because of his ownership of such stock, to subscribe for, purchase or receive any part of any new or additional issue of stock, whether Preferred Stock, Class A Common Stock or Common Stock, or of bonds, debentures or other securities convertible into stock, or any part of any reacquired shares or convertible securities held in treasury, but all such shares of stock or bonds, debentures or other securities convertible into stock may be issued and disposed of by the board of directors to such person or persons and on such terms and for such consideration (so far as may be permitted by law) as the board of directors in its absolute discretion may deem advisable. The provisions of this section (C) shall not impair any conversion right of any such convertible securities or any other right authorized by the board of directors to purchase or exchange, or to receive any distribution of, any securities of the corporation.

   (D) Special Voting Rights of Stockholders

        (1) Subject to the voting rights of holders of Preferred Stock as may be established pursuant to subsection (B)(1) of this Article 4, the holders of Class A Common Stock and the holders of Common Stock shall be entitled to vote, and to vote as separate classes, upon the authorization of any amendment to this Certificate of Incorporation, and, in addition to the authorization of any such amendment by vote of a majority of the total number of votes represented by all outstanding shares entitled to vote thereon, the amendment shall be authorized by vote of a majority of the total number of votes represented by all outstanding shares of the Class A Common Stock and/or the Common Stock if such amendment contains any provision which would:

             (a) exclude or limit their right to vote on any matter, except as such right may be limited by voting rights given to new shares then being authorized of any existing or new class or series,

             (b) reduce the par value of their shares; or change their shares into a different number of shares of the same class or into the same or a different number of shares of any one or more classes or any series thereof, either with or without par value; or fix, change or abolish the designation or any of the relative rights, preferences and limitations of their shares, including any provision in respect to any undeclared dividends, whether or not cumulative or accrued, or the redemption of any shares, or any sinking fund for the redemption or purchase of their shares, or any preemptive right to acquire shares or other securities; or alter the terms or conditions upon which their shares are convertible or change the shares issuable upon conversion of their shares; if any such action would adversely affect such holders, or

             (c) subordinate their rights, by authorizing shares having preferences which would be in any respect superior to those rights.

        (2) Any plan of merger or consolidation shall be adopted at a meeting of stockholders by a vote of two-thirds of the total number of votes represented by the outstanding shares entitled to vote thereon. The holders of shares of a class or series shall be entitled to vote and to vote as a class if the plan of merger or consolidation contains any provision which, if contained in an amendment to the Certificate of Incorporation, would entitle the holders of shares of such class or series to vote and vote as a class thereon pursuant to subsection (D)(1) of this Article 4. In such case, in addition to the authorization of the plan of merger or consolidation by vote of two-thirds of the total number of votes represented by all outstanding shares entitled to vote thereon, the plan of merger or consolidation shall be authorized by vote of the majority of the total number of votes represented by all outstanding shares entitled to vote thereon. Any plan of merger or consolidation of any subsidiary corporation or corporations, whether domestic or foreign, with and into the corporation shall not be subject to the provisions of this subsection (D)(2) if the corporation owns at least ninety percent of the outstanding shares of each class of capital stock of such subsidiary corporation or corporations.

                  For the purposes of this subsection (D)(2), the financial
             or other effect of any merger or consolidation on the corporation shall not be deemed to affect adversely the powers, preferences or rights of any class or series of stock.

        (3) Any sale, lease, exchange or other disposition of all or substantially all the assets of the corporation, if not made in the usual or regular course of the business actually conducted by the corporation shall be authorized by vote at a meeting of stockholders of two-thirds of the total number of votes represented by all outstanding shares entitled to vote thereon.

        (4) Any amendment to the Certificate of Incorporation of the corporation which adds a provision specifying that any stockholders, or the holders of any specified number or proportion of shares, or of any specified number or proportion of shares of any class or series thereof, may require the dissolution of the corporation at will or upon the occurrence of a specified event, or which changes or strikes out such a provision, shall be authorized at a meeting of stockholders by a vote of a majority of the total votes represented by all outstanding shares, whether or not otherwise entitled to vote on any such amendment.

        (5) Any amendment to the Certificate of Incorporation of the corporation which changes or strikes out any provision specifying that the proportion of shares, or the proportion of shares of any class or series thereof, the holders of which shall be present in person or by proxy at any meeting of stockholders in order to constitute a quorum for transaction of any business or of any specified item of business, including amendments to this Certificate of Incorporation shall be greater than the proportion prescribed by law in the absence of such provision, or any provision specifying that the proportion of votes of the holders of shares, or of the holders of shares of any class or series thereof, that shall be necessary at any meeting of stockholders for the transaction of any business or of any specified item of business, including amendments to this Restated Certificate of Incorporation, shall be greater than such proportion prescribed by law in the absence of such provision, shall be authorized at a meeting of stockholders by vote of two-thirds of the total number of votes represented by all outstanding shares entitled to vote thereon.

                                    ARTICLE 5

        The duration of the corporation is to be perpetual.

                                    ARTICLE 6

        The number of directors of the corporation shall be not less than five nor more than such number as shall be fixed by resolution of the board of directors from time to time.

                                    ARTICLE 7

        The board of directors shall have the following powers, in addition to those prescribed by law or by the By-Laws of the corporation;

        (A) To make, alter, amend and repeal the By-Laws of the corporation, to the extent permitted by the law of Delaware.

        (B) To elect or appoint from among their number an Executive Committee, which committee, to the extent and in the manner provided in the By-Laws of the corporation, shall have and may exercise all the powers of the board of directors, in the management of the business and affairs of the corporation, during the intervals between the meetings of the board of directors, so far as may be permitted by law, and such other standing committees as the board from time to time may determine to elect to appoint, which committees shall have and may exercise such powers as may be prescribed in the By-Laws or delegated to them by the board.

        (C) From time to time to determine, so far as permitted by law, whether and to what extent, and at what time and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any book or account or document of the corporation except as conferred by the laws of the State of Delaware or authorized by the board of directors.

        (D) Subject to the provisions of the laws of the State of Delaware to hold their meetings either within or without the State of Delaware, to have one or more offices, and to keep the books of the corporation (except such books as are required by law to be kept at the office of the corporation in the State of Delaware) outside of the State of Delaware, and at such place or places as may from time to time be designated by them.

        (E) To elect or appoint such officers, and to provide that the persons so elected or appointed shall have and may exercise such powers as may be prescribed from time to time by the By-Laws of the corporation.

                                    ARTICLE 8

        The corporation reserves the right to amend, alter, change or repeal any provision herein contained, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders hereunder are granted subject to this provision.

                                    ARTICLE 9

        No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        3. The amendment and restatement of the Certificate of Incorporation herein certified have been duly adopted by the stockholders as of January 26, 1993 in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, A. O. Smith Corporation has caused this Restated Certificate to be signedby Robert J. O'Toole, its President and attested by W. David Romoser, its Secretary, this 5th day of February, 1996.

                                      A. O. SMITH CORPORATION


                                  By:      /s/ Robert J. O'Toole
                                      Robert J. O'Toole, President

   ATTEST:

   By:     /s/ W. David Romoser
        W. David Romoser, Secretary